UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2024

BIOREGENX, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-56345 (Commission File Number)	30-1912453 (IRS Employer Identification No.)

7407 Ziegler Road
Chattanooga, Tennessee	37421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 770-4067

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountants.

(a) Termination of Independent Registered Public Accounting Firm

On May 15, 2024, BioRegenx, Inc. (the “Company”) dismissed BF Borgers CPA PC (“BF Borgers”) as its independent registered public accounting firm. The Company’s audit committee unanimously approved the decision to dismiss BF Borgers.

There have been no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) and no “reportable event” occurred (as that term is defined in Item 304(a)(1)(v) of Regulation S-K during the fiscal year ended December 31, 2023 and the subsequent interim period up to and including the date of BF Borgers’ dismissal between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BF Borgers, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for those periods.

BF Borgers is not currently permitted to appear or practice before the Commission, as a result, we are not requesting BF Borgers to furnish our Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioRegenx, Inc.

(Registrant)

Date: May 16, 2024

By: /s/ William Resides

Name: William Resides

Title: Chief Executive Officer

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